KMP Futures I 10-K

Exhibit 14.1

KENMAR SECURITIES LP

KENMAR GLOBAL INVESTMENT MANAGEMENT LP

KENMAR PREFERRED INVESTMENTS LP

CLARITY MANAGED ACCOUNT & ANALYTICS PLATFORM LP

Code of Professional Conduct

Amended and Restated

As of January, 2014

KENMAR OLYMPIA GROUP

900 King Street, Suite 100

Rye Brook, NY 10573

P: (914) 307-7000

SUMMARY

The Investment Advisers Act of 1940 (“Advisers Act”) and the rules promulgated by the Securities and Exchange Commission (“SEC”) hereunder impose requirements on Kenmar Global Investment Management LP (“KGIM”), Kenmar Preferred Investments LP (“Kenmar Preferred”) and CLariTy Managed Account & Analytics Platform LP (“CLariTy”) to adopt a Code of Ethics and written compliance policies and procedures. Additionally, FINRA Rules 3270 (“Outside Business Activities of Registered Persons”), NASD Rules 3040 (“Private Securities Transactions of an Associated Person”) and 3050 (“Transactions for or by Associated Persons”) and other applicable Financial Industry Regulatory Authority (“FINRA”) rules apply to Kenmar Securities LP (“KSEC”). This Code has been adopted by Kenmar1 to comply with the Advisers Act, FINRA rules and other applicable laws, rules and regulations and, for purposes of the Advisers Act, shall be deemed to be the Code of Ethics for KGIM, Kenmar Preferred and CLariTy. Kenmar’s Chief Compliance Officer (“CCO”) or his/her designee will review the policies and procedures in this Code at least annually with Kenmar’s senior management and, in light of legal and business developments and experience in implementing this Code, suggest or make changes as appropriate.

Each Employee is subject to this Code. As a matter of Kenmar policy, compliance with this Code is a condition of continued employment. Employees should contact the CCO if they have any questions about this Code or any other compliance-related matters.

Kenmar and each Employee must affirmatively exercise authority and responsibility for the benefit of those persons or entities whose assets are managed by Kenmar through an investment fund or separately managed account (collectively, “Clients”), and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Code or otherwise permitted by law. The policies and procedures in this Code implement these principles in the context of certain specific situations.

In the course of business, Kenmar and its Employees may have access to various types of material non-public (including confidential and proprietary) information. Kenmar forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate material non-public information to others in violation of applicable law. Further, Employees are prohibited from misappropriating non-public (including confidential and proprietary) information for their own personal benefit. If the CCO determines that Kenmar or an Employee is in possession of material non-public information, the CCO will place the issuer/investment on the Restricted List.

Penalties for trading in connection with, or communicating, material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

Sections 206(1) and 206(2) of the Advisers Act generally prohibit Kenmar from employing a “device, scheme or artifice” to defraud clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. If an Employee believes that he or she stands to benefit materially from an investment decision for a Client that the Employee is recommending or making, the Employee must disclose that interest to the CCO. Based on the information given, the CCO will make a decision on whether or not to restrict an Employee’s participation in the investment decision.

Rule 204A-l under the Advisers Act and NASD Rule 3050 require that “Access Persons” report their transactions and holdings periodically to the CCO and that the CCO review these reports. All Employees are currently considered Access Persons and must file an initial investment report no later than 10 days after becoming an Employee and annually thereafter during the month of January via

1“Kenmar” or “we” means collectively, Kenmar Securities LP, Kenmar Global Investment Management LP, Kenmar Preferred Investments LP, CLariTy Managed Account & Analytics Platform LP, and each of their affiliates, including but not limited to Kenmar Group Inc.

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Compliance11. In order to increase the effectiveness of Kenmar’s personal trade monitoring program, Kenmar has adopted a Designated Brokerage Firm Program whereby Employees must maintain their brokerage accounts that hold securities at one or more of the Designated Brokerage Firms listed in Appendix D. The Designated Brokerage Firms provide an electronic data feed containing trade confirmations and account statements which are then imported into Compliance 11 for review and monitoring by Kenmar’s CCO. All investment transactions will be reviewed by the CCO or his/her designee in order to monitor compliance with the Code and any unusual activity.

Employees are prohibited from entering orders in their personal accounts during business hours. Employees must obtain the prior written approval of the CCO before investing in initial public offerings or private placements. Employees are prohibited from trading in any future or option. Although short-term trading activity is not strictly prohibited, as a matter of policy, Kenmar strongly discourages short-term trading by Employees. The CCO maintains a Restricted Issuers List and a Watch List. Employees are prohibited from trading in any issuer on Kenmar’s Restricted Issuers List and it is their responsibility to check this list prior trading. Trading in the securities of an issuer placed on the Watch List is not prohibited but is subject to close scrutiny by the CCO. The Watch List is highly confidential and is not communicated to Employees.

Kenmar’s policies on gifts and entertainment are derived from industry practices. As a general rule, Employees may not give any gift(s), including entertainment that is not attended by the Employee, with an aggregate value in excess of $100 per person per year to any person associated with a securities or financial organization. “Ordinary and usual business entertainment” (such as an occasional meal, etc.) is not included in this $100 limitation provided that such entertainment is neither so frequent nor so extensive as to raise any question of propriety. Employees may provide reasonable entertainment to persons associated with securities or financial organizations or Clients or prospective Clients provided that both the Employee and the recipient are present and there is a business purpose for the entertainment.

On occasion, an Employee may be offered, or may receive, gifts or other forms of non-cash compensation from Clients, brokers, vendors, or other persons not affiliated with Kenmar provided that the gifts are not extraordinary, extravagant or lavish. Employees generally may accept such gifts. Extraordinary, extravagant or lavish gifts are not permissible and must be declined or returned, absent approval by the CCO on a case-by-case basis. Kenmar utilizes Compliance11 to track the giving and receiving of gifts and entertainment, and to manage the approval process. Specific questions regarding the entry of information in Compliance11 should be addressed to the CCO. If there is any question about the appropriateness of giving or accepting any particular gift or gratuity, Employees should consult the CCO.

Kenmar and its Employees should devote their professional attention to Client interests above their own and those of other organizations. Accordingly, Employees may not engage in any outside business activities without the prior written consent of the CCO. Information regarding an Employee’s outside business activities must be provided to Kenmar at or prior to the time the Employee becomes an Employee of Kenmar and, thereafter, when an Employee intends to undertake a new business activity.

SEC Rule 206(4)-5 is designed to prevent political contributions to elected officials by advisers and their Covered Associates for the purpose of improperly influencing decisions of public pension funds and other government entities, commonly referred to as “pay to play practices.” SEC Rule 206(4)-5 prohibits: (1) an investment adviser from receiving any payments from a government entity for two years after the adviser or a covered associate makes a political contribution (above a de minimis threshold) to a government official or candidate who could influence the awarding of advisory business; (2) soliciting or coordinating contributions for officials of a potential or current government client or for a political party in the state or locality where the adviser provides or wishes to provide services; and (3) paying a third party to solicit government clients unless such third party is a registered broker-dealer or investment adviser.

The Foreign Corrupt Practices Act prohibits Employees from giving or offering money or anything of value to any foreign government official, political party official or candidate for political office for the purpose of influencing any act or decision of these individuals in their official capacity in order to help Kenmar obtain or retain business.

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All Employees will be required to sign a Confidentiality and Non-Solicitation Agreement upon hire, an Acknowledgement and Reaffirmation of Confidentiality and Non-Solicitation Agreement annually and an acknowledgement that they have read and understand Kenmar’s Privacy Policies and Procedures.

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I.	INTRODUCTION

Summary:

The Advisers Act and the rules promulgated by the SEC hereunder impose requirements on KGIM, Kenmar Preferred and CLariTy to adopt a Code of Ethics and written compliance policies and procedures. Additionally, FINRA Rule 3270, NASD Rules 3040 and 3050 and other applicable FINRA rules impose similar obligations on KSEC. This Code has been adopted by Kenmar to comply with the Advisers Act, FINRA rules and other applicable laws, rules and regulations and, for purposes of the Advisers Act, shall be deemed to be the Code of Ethics for KGIM, Kenmar Preferred and CLariTy. Kenmar’s Chief Compliance Officer (“CCO”) or his/her designee will review this Code at least annually with Kenmar’s senior management and, in light of legal and business developments and experience in implementing this Code suggest or make changes as appropriate.

Each Employee is subject to this Code. As a matter of Kenmar policy, compliance with this Code is a condition of continued employment. Employees should contact the CCO if they have any questions about this Code or any other compliance-related matters.

This Code of Professional Conduct (“Code”) applies to Kenmar Group, its officers, directors (other than independent directors) and employees (each, an “Employee”). It is the responsibility of every Employee to fulfill his or her commitment to ethical conduct and compliance with the law and regulations.

Kenmar Group is comprised of a number of affiliated companies, including but not limited to:

•	Kenmar Securities LP (“KSEC”), a Delaware limited partnership, is a broker-dealer registered with the United States Securities and Exchange Commission (“SEC”) and the 50 states, and is a member of the Financial Industry Regulatory Authority (“FINRA”). KSEC is also registered as an introducing broker with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

•	Kenmar Global Investment Management LP (“KGIM”), a Delaware limited partnership, is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (“Advisers Act”). KGIM is also registered as a commodity pool operator (“CPO”) and a commodity trading advisor (“CTA”) with the CFTC and is a member of the NFA. KGIM serves as the investment manager for Kenmar’s multi-manager private funds for institutional investors.

•	Kenmar Preferred Investments LP (“Kenmar Preferred”), a Delaware limited partnership, is registered as an investment adviser with the SEC under the Advisers Act and as a CPO and CTA with the CFTC and is a member of the NFA. Kenmar Preferred is also a registered with the SEC as a transfer agent. Kenmar Preferred serves as managing owner and CPO for Kenmar’s private funds for US investors.

•	CLariTy Managed Account & Analytics Platform LP (“CLariTy”), a Delaware limited partnership, is registered as an investment adviser with the SEC under the Advisers Act and as a CPO and CTA with the CFTC and is a member of the NFA. CLariTy operates Kenmar’s managed account platform.

The Advisers Act and SEC rules impose requirements on KGIM, Kenmar Preferred and CLariTy to adopt a Code of Ethics and written compliance policies and procedures. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “access persons.” Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading.

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Additionally, the Securities Exchange Act of 1934, as amended (“Exchange Act”) and FINRA/NASD Rules (including FINRA Rule 3270, NASD Rules 3040 and 3050) impose similar requirements on KSEC. Specifically, Section 15(f) of the Exchange Act requires every registered broker or dealer to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such broker’s or dealer’s business, to prevent the misuse of material, nonpublic information by such broker or dealer or any person associated with such broker or dealer.

Further, Rule 206(4)-7 under the Advisers Act requires registered investment advisers to adopt written compliance procedures, review the adequacy of those procedures annually, and designate a Chief Compliance Officer (“CCO”) to review and implement those procedures. In accordance with the foregoing, KGIM, Kenmar Preferred and CLariTy have separately adopted the “Investment Adviser Compliance Manual” (“Compliance Manual”) for additional written compliance procedures that are not otherwise contained in this Code.

This Code has been adopted by Kenmar to comply with the Advisers Act, the Exchange Act, FINRA/NASD rules and other applicable laws and, for purposes of the Advisers Act, shall be deemed to be the Code of Ethics for KGIM, Kenmar Preferred, and CLariTy.

A.	Chief Compliance Officer

Kenmar has designated a CCO (see Appendix A) who has authority to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to Kenmar’s senior management. The CCO may designate one or more qualified persons to perform any portion of his or her responsibilities under this Code.

Other Employees with responsibilities under this Code also may delegate to appropriate persons subject to their supervision.

The CCO may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination of the facts and circumstances involved.

The CCO will review this Code at least annually with Kenmar’s senior management and, in light of legal and business developments and experience in implementing this Code, suggest or make changes as appropriate.

B.	Legal and Regulatory Summary Overview

Kenmar is subject to certain principles of fiduciary duty, which are enforceable under the Advisers Act, the Exchange Act and federal and state law, and high standards of commercial honor and just and equitable principles of trade under FINRA/NASD Rules. These fiduciary and other principles dictate that Kenmar conduct its business in a manner that places the interests of clients, including any person or entity whose assets are managed by Kenmar through an investment fund or separately managed account (collectively, “Clients”) above its own. This Code is intended to comply with these principles as they relate to the topics covered herein.

As registered investment advisers, KGIM, Kenmar Preferred and CLariTy are subject to examination by SEC staff. KSEC is subject to examination by SEC and FINRA staff. KSEC, KGIM, Kenmar Preferred and CLariTy are subject to examination by CFTC and NFA staff. Kenmar Preferred is also subject to examination by SEC staff as a transfer agent. Any contact or inquiries from any regulatory agency must be promptly referred to the CCO.

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C.	Violations and Remedies

Legal penalties for violating various SEC, CFTC, NFA, FINRA and other applicable laws, rules and regulations can be severe, both for individuals involved in such unlawful conduct and for their employers. For example, breaches of insider trading prohibitions described in this Code can result in treble damages, jail sentences and other criminal sanctions.

In addition, the full panoply of administrative sanctions available to the SEC, CFTC, NFA and/or FINRA may be imposed on the individual violator and/or Kenmar, including:

•	Censure;

•	Cease and desist orders;

•	Limitations on the activities, functions, or operations of Kenmar;

•	Suspension of Kenmar’s registration for a specified period;

•	Revocation of Kenmar’s registration;

•	Civil money penalties of up to $50,000 per violation for an Employee and/or $250,000 for Kenmar; and

•	Bar and suspension of an Employee from association with any broker-dealer, investment adviser or other regulated entity.

D.	Employee Responsibilities

Each Employee is subject to this Code. As a matter of Kenmar policy, compliance with this Code is a condition of continued employment. Employees must report any violation of this Code promptly to the CCO. The CCO will investigate any reported or suspected violation of the provisions of this Code, report to Kenmar’s senior management on the factual findings and recommend sanctions, where appropriate. Employees are required to cooperate in any investigation.

Employees will be required to acknowledge upon hire and annually thereafter (a) that they have read this Code and (b) that in the course of business they may have access to certain material non-public (including confidential and proprietary) information and are prohibited from using such material non-public information for their personal benefit or communicating it to others. See infra, Section III.A.2 “What is Material Information” and Section III.A.3 “What is Non-Public Information,” Employees are required to submit the acknowledgments and certifications described above to the Legal/Compliance Department via Compliance 11.

This Code is the property of Kenmar and its contents are strictly confidential. Employees should contact the CCO if they have any questions about this Code or any other compliance-related matters.

E.	How to Use This Code

This Code sets forth the ethical and fiduciary principles and related compliance requirements under which Kenmar must operate and the procedures for implementing those principles. Use of the word “we” or “our” in this Code refers to Kenmar and all of its Employees.

This Code provides a summary of applicable legal requirements, a statement of Kenmar’s policy on the issue and the procedures through which the policy will be implemented. The goal of the procedures is to specify who is responsible for compliance with the applicable legal and regulatory requirements and Kenmar policies and what each such responsible person must reasonably do to assure that the requirements and policies are satisfied. The CCO is responsible for overall supervision, subject to delegation of appropriate responsibilities.

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II.	FIDUCIARY DUTY - STATEMENT OF POLICY

Summary: Kenmar and each Employee must affirmatively exercise authority and responsibility for the benefit of Clients, and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Code or otherwise permitted by law. The policies and procedures in this Code implement these principles in the context of certain specific situations.

Kenmar owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever Kenmar is in a situation involving a conflict or potential conflict of interest. Kenmar and all Employees must affirmatively exercise authority and responsibility for the benefit of Clients, and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Code or otherwise permitted by law. In addition, Employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of Kenmar’s Clients. Accordingly, at all times, Kenmar will conduct its business with the following precepts in mind:

1.	Place the interests of Clients first. Employees may not cause a Client to take action, or not to take action, for personal benefit rather than for the benefit of the Client. For example, causing a Client to purchase an investment owned by an Employee for the purpose of increasing the price of that investment would be a violation of this Code. Similarly, an Employee investing in an investment of limited availability that was appropriate for a Client without first considering that investment for such Client may violate this Code.

2.	Avoid taking inappropriate advantage of our position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with Kenmar could call into question the exercise of our independent judgment. Accordingly, Employees may accept such items only in accordance with the limitations in this Code.

3.	Conduct all personal investment transactions in compliance with this Code. This includes all pre-clearance and reporting requirements and procedures regarding material non-public information and personal and proprietary trades. While Kenmar does not discourage Employees and their families from developing personal investment programs, Employees should take care not to take any action that could result in even the appearance of impropriety.

4.	Keep information confidential. Information concerning Client transactions or holdings (such as the daily positions held in the CLariTy managed accounts) is material non-public information and Employees (i) must keep all such information in strict confidence, (ii) divulge such information only within Kenmar and to those who have a need for it in connection with the performance of their job function, and (iii) not use such information for their own personal accounts. Further, Kenmar has adopted Privacy Policies and Procedures applicable to the use and dissemination of confidential information. A current copy of Kenmar’s Privacy Policies and Procedures can be found on the Compliance11 Home Page or can be obtained from the Legal/Compliance Department.

5.	Comply with the federal securities laws and all other laws, rules and regulations applicable to Kenmar’s business. Make it your business to know what is required of Kenmar as an investment adviser, broker-dealer and otherwise, and you as an Employee of Kenmar, and integrate compliance into the performance of all duties.

6.	Seek advice when in doubt about the propriety of any action or situation. Any questions concerning this Code should be addressed to the CCO, who is encouraged to consult with outside counsel, outside auditors or other professionals, as necessary.

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The policies and procedures in this Code implement these principles in the context of certain specific situations. Kenmar will provide a copy of this Code to any Client who requests the same.

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III.	MISAPPROPRIATION OF MATERIAL, NON-PUBLIC, CONFIDENTIAL AND/OR PROPRIETARY INFORMATION

Summary: In the course of business, Kenmar and its Employees may have access to various types of material non-public (including confidential and proprietary) information. Kenmar forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate material non-public information to others in violation of applicable law. Further, Employees are prohibited from misappropriating non-public (including confidential and proprietary) information for their own personal benefit. If the CCO determines that Kenmar or an Employee is in possession of material non-public information, the CCO will place the issuer/investment on the Restricted List.

Penalties for trading in connection with, or communicating, material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

A.	General

In the course of business, Kenmar and its Employees may have access to various types of material, non-public information about issuers, investments (including those in the underlying portfolios of managers or traders to which Kenmar has allocated Client assets and/or the positions held in the CLariTy managed accounts), or the potential effects of Kenmar’s own investment decisions on the market. Kenmar forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate such information to others. This conduct is frequently referred to as “insider trading.” Kenmar’s insider trading prohibitions apply to all Employees and extend to activities within and outside their duties as Employees and apply to investment-related information that is internal to Kenmar.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	Trading by an insider while in possession of material non-public information, including information pertaining to specific issuers, investments or Kenmar’s own positions or trades;

•	Trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

•	Communicating material non-public information to others; or

•	Trading ahead of research reports or recommendations prepared by Kenmar.

Further, insider trading culpability under the “Misappropriation Doctrine” is premised on a person that has a duty of confidentiality misappropriating non-public (including confidential and proprietary) information for their own personal benefit.

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There are three basic elements:

•	Misappropriation of material, non-public information;

•	A breach of duty arising out of a relationship of trust and confidence; and

•	Use of that information in an investments transaction.

Concerns about the misuse of material non-public information by Kenmar or Employees may arise primarily in two ways:

First, Kenmar may come into possession of material non-public information about a company, such as an issuer in which a manager or trader (to which Kenmar has allocated assets) has invested Client assets or in which Employees might be investing for their own accounts. Kenmar has differing levels of transparency with regard to the underlying portfolios of managers, traders or private funds to which Kenmar has allocated Client assets. As further set forth below, if it is determined that Kenmar has material non-public information about an issuer, all investments in any security in that issuer on behalf of Clients and by Employees will be prohibited.

Second, Kenmar as an investment adviser has material non-public information in relation to its own business. Examples of “material non-public information” based on the SEC’s definition include: (i) allocation decisions; (ii) specific positions held in accounts managed by non-affiliated managers or traders (“Managers”) to which Kenmar has allocated Client assets; (iii) various types of material non-public information about issuers and investments; and (iv) trading activity of Managers for whom Kenmar, particularly CLariTy, has daily transparency. Employees are prohibited from using such information for their personal benefit. See Section III. A. 2. and Section III. A. 3 below for more specificity on what constitutes “material” and “non-public”.

It is the policy of Kenmar that (i) all material non-public information be kept in strict confidence by those who receive it, (ii) such material non-public information may be divulged only within Kenmar and to those who have a need for it in connection with the performance of services to Clients, and (iii) Employees are not allowed to place trades in their own personal accounts based on material non-public information.

Despite this blanket prohibition, some trades in investments in which Kenmar has also invested for Clients may be permitted (e.g., trades in highly liquid investments with large market capitalization).

1.	WHO IS AN INSIDER?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, a person who advises or otherwise performs services for a company may become a temporary insider of that company.

An Employee of Kenmar, for example, could become a temporary insider to a company because of Kenmar’s and/or the Employee’s relationship to the company (e.g., by having contact with company executives while researching the company). According to the U.S. Supreme Court, a company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider.

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2.	WHAT IS “MATERIAL INFORMATION”?

a.	Generally

Trading on non-public information is not a basis for liability unless the information is material. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of an issuer. Examples of information that Employees should consider material includes but is not limited to: knowledge that an underlying fund is going to purchase or has purchased a “thinly-traded” investment and/or large blocks of an issuer with small market capitalization; knowledge that a manager is going to liquidate some or all of its positions within a specified time frame; major litigation; liquidation problems; estimated performance information in advance of circulation to investors; knowledge of an impending default on debt obligations; and extraordinary management developments.

Material information does not have to relate to Kenmar’s business. For example, in one case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of an issuer. In that case, a reporter at The Wall Street Journal was found criminally liable for disclosing to others the date that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

b.	Public Company

If you or a member of your household serves on the board of a public company or is employed by a public company, you may gain access (directly or indirectly) to material non-public information and therefore this fact must be disclosed to Kenmar via Compliance 11 through a Public Company Disclosure.

3.	WHAT IS “NON-PUBLIC” INFORMATION?

Information is “non-public” until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public.

Non-public information includes, but is not limited to, Confidential and Proprietary Information. “Confidential and Proprietary Information” includes, but is not limited to:

•	Proprietary and confidential information, trade secrets, data, formulas and related concepts, business plans (both current and under development), works in progress, charts, tables, specifications, techniques, models, processes, know-how, customer and investor lists (both current and prospective), marketing plans, sales activities, proposals, technical information, proprietary databases (including, without limitation, the Contact Management System (“CMS”)) and computer programs;

•	Financial, performance, trading and any other information regarding investment funds and/or accounts for which Kenmar serves as investment manager, investment adviser, sponsor, managing member, managing owner or otherwise (each, a “Kenmar Fund”);

•	Financial, performance, investment and any other information regarding any underlying investment made by any Kenmar Fund;

•	Names and other specific information (financial, performance, investment and otherwise) of the specific Managers (and their funds) in each Kenmar Fund or to which Kenmar makes an allocation, that is provided in confidence (including, but not limited to, position and portfolio information);

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•	Information (financial or otherwise) regarding Kenmar’s Clients and investors in any Kenmar Fund, side letter arrangements with such investors, special redemption terms for such investors and information found in CMS and other systems at Kenmar that identify information as to such investors;

•	Any information provided by third parties to Kenmar that Kenmar is obligated to keep confidential, whether any of the above is written or in electronic format or existing or contemplated; and

•	Any information learned through the course of employment at Kenmar that is not in the public domain.

Confidential and Proprietary Information may be in written, graphic, recorded, photographic or any machine-readable form or may be orally conveyed to an Employee. Confidential and Proprietary Information does not include (i) any information which the Employee can prove is generally and conveniently available to the public or industry other than as a result of a disclosure by the Employee, (ii) any information that the Employee obtains from a third party who is not subject to a confidentiality agreement with Kenmar and who did not obtain that information directly or indirectly from Kenmar, (iii) information that is disclosed by an Employee (in a manner consistent with Kenmar’s policies and procedures) in connection with the performance of his or her duties for Kenmar, (iv) information that is required to be disclosed by law, court order, or regulatory agency of competent jurisdiction, or (v) information the disclosure of which is specifically authorized by Kenmar.

What is material and non-public information?

Material, non-public information is information that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of an issuer and has not effectively been communicated to the marketplace such as Confidential and Proprietary information.

4.	WHAT IS TIPPING?

Tipping involves providing material non-public information to anyone who might be expected to trade while in possession of that information. An Employee may become a “tippee” by acquiring material non-public information from a tipper, which would then require the Employee to follow the procedures below for reporting and limiting use of the information.

B.	Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

Examples of the SEC’s recent insider trading actions can be found on the SEC website (http://www.sec.gov/spotlight/insidertrading/cases.shtml).

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C.	Kenmar’s Procedures to Prevent Insider Trading

1.	IDENTIFICATION AND PREVENTION OF MATERIAL NON-PUBLIC INFORMATION

If an Employee (i) believes that he or she is in possession of information that is material and non-public, (ii) is in possession of information that is material and non-public, or (iii) has questions as to whether information is material and/or non-public, he or she should take the following steps:

•	Report the matter immediately to the CCO, who shall document the matter if the CCO determines that the Employee is in fact in possession of material non-public information;
•	Refrain from purchasing or selling the investments of applicable issuers on behalf of the Employee, Clients or others; and
•	Refrain from communicating the information inside or outside Kenmar other than to the CCO or other individuals strictly at the express instruction of the CCO.

If the CCO determines that an Employee is in possession of material non-public information with respect to a specific issuer, the CCO will add this issuer on the Restricted Issuers List. All decisions about whether to restrict an issuer, or remove an issuer from the Restricted Issuers List, shall be made by the CCO. Restrictions on such issuers also extend to options, rights and warrants relating to such issuers. When an issuer is restricted, all new trading activity of such issuer shall cease. An issuer shall be removed from the Restricted Issuers List if the CCO determines that no insider trading issue remains with respect to such issuer (for example, if the information becomes public or is no longer material). The Restricted Issuers List can be viewed by all Employees in Compliance11.

Whenever Kenmar may be in a position to receive material non-public information about an issuer, the CCO will add this issuer on the Watch List. All decisions about whether to add an issuer, or remove an issuer from the Watch List shall be made by the CCO. As opposed to the Restricted List, trading in the securities of an issuer placed on the Watch List is not prohibited but is subject to close scrutiny by the CCO. The purpose of the Watch List is to assist the CCO in monitoring suspicious trading activities and highlighting potential insider trading violations. In addition, the Watch List is highly confidential and is not communicated to Employees to permit review of trading activities without tipping firm personnel to the firm’s possible possession of material nonpublic information.

2.	RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

Care should be taken to ensure the security of material non-public information. For example, files containing material non-public information should be sealed, access to computer files containing material non-public information should be restricted, and relevant conversations should take place behind closed doors. See also Kenmar’s Privacy Policy and Procedures.

Further, all efforts will be made to ensure that access to material non-public information is limited to those Employees who require such access to service the Client and/or conduct Kenmar’s business.

3.	DETECTING INSIDER TRADING

To assist in detecting insider trading, the CCO or his designee will monitor the trading activity reports of Client accounts, Employee accounts and other Kenmar accounts. It is also the responsibility of each Employee to notify the CCO of any potential insider trading issues. The CCO will investigate any instance of possible insider trading and fully document the results of any such investigation. At a minimum, an investigation record will include: (i) the name of the issuer; (ii) the date the investigation commenced; (iii) an identification of the account(s) involved; and (iv) a summary of the investigation disposition.

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IV.	CLIENT OPPORTUNITIES

Summary: Sections 206(1) and 206(2) of the Advisers Act generally prohibit Kenmar from employing a “device, scheme or artifice” to defraud clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. If an Employee believes that he or she stands to benefit materially from an investment decision for a Client that the Employee is recommending or making, the Employee must disclose that interest to the CCO. Based on the information given, the CCO will make a decision on whether or not to restrict an Employee’s participation in the investment decision.

A.	General

No Employee may cause or attempt to cause any Client to purchase, sell or hold any investment for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit Kenmar from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients. Such behavior similarly raises concerns under applicable FINRA Rules. Accordingly, an Employee may not take personal advantage of any opportunity properly belonging to Kenmar or any Client. An Employee also may not cause or attempt to cause any Client to purchase, sell, or hold any investment for the purpose of creating any benefit to Kenmar accounts or to Employee accounts.

B.	Procedures

1.	DISCLOSURE OF PERSONAL INTEREST

If an Employee believes that he or she stands to benefit materially from an investment decision for a Client that the Employee is recommending or making, the Employee must disclose that interest to the CCO. The disclosure must be made before the investment decision is made and should be documented by the CCO.

2.	RESTRICTION ON INVESTMENT

Based on the information given, the CCO will make a decision on whether or not to restrict an Employee’s participation in the investment decision. In making this determination, the CCO will consider the following factors, among others: (a) whether the opportunity was suitable for any Client; (b) whether any Client was legally and financially able to take advantage of this opportunity; (c) the extent to which any Client would be disadvantaged by the Employee’s participation; (d) the extent to which the Employee’s interest is de minimis or of limited availability; and (e) whether the Employee’s participation is clearly not related economically to the investments to be purchased, sold or held by any Client.

3.	RECORD OF DETERMINATION

A memorandum concerning the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the CCO.

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V.	PERSONAL INVESTMENT TRANSACTIONS

Summary: Rule 204A-l under the Advisers Act and NASD Rule 3050 require that “Access Persons” report their transactions and holdings periodically to the CCO and that the CCO review these reports. All Employees are currently considered Access Persons and must file an initial investment report no later than 10 days after becoming an Employee and annually thereafter during the month of January via Compliance 11. In order to increase the effectiveness of Kenmar’s personal trade monitoring program, Kenmar has adopted a Designated Brokerage Firm Program whereby Employees must maintain their brokerage accounts that hold securities at one or more of the Designated Brokerage Firms listed in Appendix D. The Designated Brokerage Firms provide an electronic data feed containing trade confirmations and account statements which are then imported into Compliance 11 for review and monitoring by Kenmar’s CCO. All account statements will be reviewed by the CCO or his/her designee in order to monitor compliance with the Code and any unusual activity.

Employees are prohibited from entering orders in their personal accounts during business hours. Employees must obtain the prior written approval of the CCO before investing in initial public offerings or private placements. Employees are prohibited from trading in any future or option. Although short-term trading activity is not strictly prohibited, as a matter of policy, Kenmar strongly discourages short-term trading by Employees. The CCO maintains a Restricted Issuers List and a Watch List. Employees are prohibited from trading in any issuer on Kenmar’s Restricted Issuers List and it is their responsibility to check this list prior trading. Trading in the securities of an issuer placed on the Watch List is not prohibited but is subject to close scrutiny by the CCO. The Watch List is highly confidential and is not communicated to Employees.

A.	Regulatory Framework

Rule 204A-l under the Advisers Act requires that each registered investment adviser adopt, maintain and enforce a Code of Ethics that requires the adviser’s “Access Persons” to report their transactions and holdings periodically to the CCO and requires the adviser to review these reports. Further, NASD Rule 3050 requires that a FINRA-registered person notify its employer of his or her investments accounts prior to establishing them (or at the time of new employment).

Under the SEC definition, the term “Access Person” includes any Employee who has access to non-public information regarding a Client’s purchase or sale of investments, is involved in making investments recommendations to (or in the case of a discretionary manager like Kenmar, investment decisions on behalf of) Clients or who has access to such recommendations that are non-public. It is Kenmar’s policy that all Employees are “Access Persons” for purposes of these requirements.

B.	Transaction Reporting Requirements

1.	GENERAL

Kenmar is required under federal securities rules to establish policies and procedures to address conflicts of interest that may or could arise when Employees buy or sell investments for their own accounts (“personal investment activities”).

All trade confirmations and account statements will be reviewed by the CCO or his/her designee to monitor compliance with the Code and unusual activity. The CCO or his/her designee is required to ensure that any information received for the purpose of monitoring personal investment activities remains strictly confidential.

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2.	PROCEDURES

a.	No Trading During the Business Day

Employees are prohibited from entering orders in their personal accounts during business hours. Employees must enter orders outside of business hours and may enter standing orders outside of business hours that are effected during business hours. The CCO may, under extraordinary circumstances, waive or suspend (either entirely or in certain circumstances) this policy in his discretion.

b.	Designated Brokerage Account Program

In order to increase the effectiveness of its personal trade monitoring program, Kenmar has adopted a Designated Brokerage Firm Program whereby Employees must maintain their brokerage accounts that hold investments, including exchange traded funds (“ETFs”), at one or more of the Designated Brokerage Firms listed in Appendix D.

Any exception must be pre-approved by the CCO and will be dealt with on a case-by-case basis and within the sole discretion of the CCO.

Note: Employees may maintain accounts at other brokerage firms that only hold funds (e.g., mutual funds, closed-end funds, private investment funds and/or 529 Plans) provided that the Employee confirms and/or enters information about these accounts into Compliance 11 and provides copies of duplicate account statements annually.

The Designated Brokerage Firms provide an electronic data feed containing trade confirmations and account statements which are then imported into Compliance 11 for review and monitoring by Kenmar’s CCO.

c.	Initial and Annual Personal Investments Holdings Reports

Employees are required to submit initial and annual personal investments reports with respect to all brokerage accounts (all such accounts are referred to as “Employee Accounts”) and directly held investments with respect to which they have or acquire any “beneficial interest2”.

Each Employee must complete the initial investments report, no later than 10 days after becoming an Employee, and annually thereafter as of the last business day of the year. Each such report must be current as of a date no more than 45 days before the report is submitted.

See Appendix B for instructions how to enter the information in Compliance 11.

2 “Beneficial interest” includes direct or indirect control or power to make investment decisions and is presumed to cover accounts of immediate family members who share your household (all such accounts are referred to as “Employee Accounts”). Beneficial Interest, and therefore Employee Accounts, may also include accounts of others who share the same household as you, anyone to whose support you materially contribute and other accounts over which you exercise a controlling influence.

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d.	Quarterly Trade Reporting Requirements

Within 30 days after the end of each quarter, each Employee shall submit a report of every investment transaction, as described above, in an Employee Account. This requirement is generally satisfied by the Designated Brokerage Firms providing an electronic feed that contains duplicate trade confirmations and account statements to Kenmar’s Legal/Compliance Department via Compliance11. However, if there are any investments that occur outside of a Designated Brokerage Firm Account (e.g., purchase or redemption of a private placement or an equity investment held directly through the issuer), Employees must independently report such investments to Kenmar on the Quarterly Investments Transaction affirmation through Compliance11 no later than 30 days after quarter-end.

C.	Pre-Clearance

1.	INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

As mandated by FINRA Rule 5130, NASD Rule 3040 and Rule 204A-1 of the Advisers Act, Employees must obtain the prior approval of the CCO before investing in shares of initial public offerings or private placements. A private placement is an offering of securities that is not registered with the SEC and includes investments in hedge funds, funds-of-funds, private equity funds, venture capital funds and other unregistered pooled investment vehicles.

Employees may be required to furnish a prospectus, private placement memorandum, subscription documents and other materials about the investment as the Legal/Compliance Department may request.

2.	PROCEDURES

Each Employee who wishes to effect an investment covered by a pre-clearance obligation under the Code, including any initial public offering or private placement, must first obtain written pre-clearance of the transaction from the CCO. Pre-clearance is requested through Compliance11 (see Appendix B). A decision on permissibility of the trade generally will be rendered as soon as possible and as a general rule before the end of the trading day on which the request is received. Pre-clearance will be effective for that trading day only, unless otherwise specified.

Pre-clearance for the CCO will be obtained from Kenmar’s COO or in his/her absence, from Kenmar’s General Counsel. Pre-clearance for the COO will be obtained from the CCO (or in his/her absence, from Kenmar’s General Counsel).

3.	ADDITIONAL REQUIREMENTS FOR PRIVATE SECURITIES TRANSACTIONS (PRIVATE PLACEMENTS)

A Private Security Transaction is defined as any security transaction outside the regular course or scope of an Access Person’s employment, including but not limited to, new offering of securities which are not registered with the SEC (a non-public offering of securities conducted in reliance on an available exemption from registration under the Securities Act).

Access Persons are required to disclose (through Compliance 11 – see Appendix B) all proposed investments in private placements and receive prior approval from the CCO before investing in the transaction. All newly hired Access Persons must also disclose their private placements to CCO for review.

Access Persons are required to complete and submit an annual disclosure and affirmations (through Compliance 11 – see Appendix B) regarding their private placements investments as well as update any previously disclosed information as changes occur.

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D.	Other

1.	ASSET CLASS RESTRICTION

As part of their investment strategies, the Kenmar Funds may invest in other funds and/or separatly managed accounts managed by non-affiliated managers or traders (“Managers”). These Managers usually trade across a broad spectrum of derivative instruments including futures and options and their trading activity is disclosed on a daily basis to Kenmar. Employees are prohibited from using such information for their personal benefit, and in particular, Employees are prohibited from engaging in personnal trades that mirror those that a Manager has executed. In addition, open positions in futures and/or options require an in-depth monitoring throughout the day and this asset class is therefore not compatible with the “No Trading During the Business Day” principle. For these reasons, Employees are prohibited from trading in any future or option.

2.	SHORT-TERM TRADING

Section 16 of the Exchange Act prohibits short-term trading in publicly-traded securities of issuers in which an Employee is an officer, director or the owner of 10% or more of a class of equity securities. Although short-term trading activity that is not prohibited by the Exchange Act is not strictly prohibited, as a matter of policy, Kenmar strongly discourages short-term trading by Employees.

3.	BLACKOUT PERIODS

Due to the nature of Kenmar’s business, at the current time, there are no blackout periods. This will be reviewed periodically and, if a need arises, blackout periods will be established and communicated to all Employees.

4.	RESTRICTED LIST

Employees are prohibited from trading in any issuer subject to a restriction on trading issued by the CCO under Kenmar’s insider trading policies and procedures set forth in this Code (such issuer will be placed on Kenmar’s “Restricted List”). The Restricted List is administered by the CCO in Compliance11 and can be viewed by Employees under the Personal Trading module. The Restricted List may be amended from time to time and Employees are strongly encouraged to consult the current Restricted List before entering orders in their personal account.

5.	WATCH LIST

The Watch List is administered by the CCO in Compliance 11. The CCO decides to add an issuer on the Watch List whenever Kenmar is in a position to receive material non-public information about this issuer.

As opposed to the Restricted List, trading in the securities of an issuer placed on the Watch List is not prohibited but is subject to close scrutiny by the CCO. The purpose of the Watch List is to assist the CCO in monitoring suspicious trading activities and highlighting potential insider trading violations. In addition, the Watch List is highly confidential and is not communicated to Employees to permit review of trading activities without tipping firm personnel to the firm’s possible possession of material nonpublic information.

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E.	Review and Availability of Personal Trade Information

All information supplied under these procedures, including transaction and holdings reports (initial and annual personal investments reports), will be maintained in Compliance 11 and reviewed by the CCO for compliance with the policies and procedures in this Code.

All account statements and confirmations shall be reviewed within 45 days after the end of the quarter to which they apply. Such review shall:

•	Address whether Employees followed internal procedures, such as pre-clearance;

•	Compare Employee transactions to any restrictions in effect at the time of the trade; and

•	Periodically analyze the Employee’s trading for patterns that may indicate abuse.

The CCO is responsible for maintaining records in a manner to safeguard their confidentiality. Each Employee’s personal trade records will be accessible only to the Employee, the CCO or his/her designees, Compliance 11, executive officers, appropriate human resources personnel, and those as required by law. Records will be maintained for five (5) years.

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VI.	GIFTS, ENTERTAINMENT AND CONTRIBUTIONS

Summary: Kenmar’s policies on gifts and entertainment are derived from industry practices. As a general rule, Employees may not give any gift(s), including entertainment that is not attended by the Employee, with an aggregate value in excess of $100 per person per year to any person associated with a securities or financial organization. “Ordinary and usual business entertainment” (such as an occasional meal, etc.) is not included in this $100 limitation provided that such entertainment is neither so frequent nor so extensive as to raise any question of propriety. Employees may provide reasonable entertainment to persons associated with securities or financial organizations or Clients or prospective Clients provided that both the Employee and the recipient are present and there is a business purpose for the entertainment.

On occasion, an Employee may be offered, or may receive, gifts or other forms of non-cash compensation from Clients, brokers, vendors, or other persons not affiliated with Kenmar provided that the gifts are not extraordinary, extravagant or lavish. Employees generally may accept such gifts. Extraordinary, extravagant or lavish gifts are not permissible and must be declined or returned, absent approval by the CCO on a case-by-case basis.

Kenmar utilizes Compliance11 to track the giving and receiving of gifts and entertainment, and to manage the approval process. Specific questions regarding the entry of such information in Compliance11 should be addressed to the CCO.

Employees should consult the CCO if there is any question about the appropriateness of giving or accepting any particular gift or gratuity.

A.	Gifts and Entertainment: General

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with Kenmar could call into question the independence of Kenmar’s judgment as a fiduciary of its investment advisory Clients and as a broker-dealer conducting selling activities. Accordingly, it is the policy of Kenmar to permit such conduct only in accordance with the limitations stated herein.

Kenmar’s policies on gifts and entertainment are derived from industry practices. Employees should be aware that there are other federal laws and regulations that prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transaction with the institution, which is viewed as a form of bribery. See infra Section VI.C.3. “ERISA and Similar Considerations” and Section IX “Foreign Corrupt Practices Act.”

Employees should consult the CCO if there is any question about the appropriateness of giving or accepting any particular gift or gratuity.

All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

1.	GIVING GIFTS AND PROVIDING ENTERTAINMENT

Employees may not give any gift(s), including entertainment that is not attended by the Employee, with an aggregate value in excess of $100 per person per year to any person associated with a securities or financial organization, including exchanges, brokerage firms, or other investment management firms, to members of the news media, or to Clients or prospective Clients. This prohibition does not apply to service providers of Kenmar.

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Employees may provide reasonable entertainment to persons associated with securities or financial organizations or Clients or prospective Clients provided that both the Employee and the recipient are present and there is a business purpose for the entertainment.

“Ordinary and usual business entertainment” (such as an occasional meal, etc.) is not included in this $100 limitation provided that such entertainment is neither so frequent nor so extensive as to raise any question of propriety.

No gift or entertainment should be given in order to obtain a business relationship or that will affect the performance or non-performance of any Employee.

2.	ACCEPTING GIFTS AND ENTERTAINMENT

On occasion, an Employee may be offered, or may receive, gifts or other forms of non-cash compensation from Clients, brokers, vendors, or other persons not affiliated with Kenmar. Extraordinary, extravagant or lavish gifts are not permissible and must be declined or returned, absent approval by the CCO on a case-by-case basis. Gifts and promotional items (e.g., pens, mugs) and other gifts of a reasonable value, customary business and industry conferences, seminars, lunches, dinners, entertainment at which both the Employee and the giver are present (e.g., sporting or cultural events) may be accepted, consistent with industry practice, including incidental economic benefits from the brokers Kenmar uses or recommends (such as free attendance at conferences and seminars sponsored by such brokers and reasonable related travel and meal accommodations).

Employees must not accept any gifts or accommodations from brokers which, given the nature and extent of the gift or accommodation, could call into question the independence of the Employee’s judgment to select brokers.

No gift or gratuity should be accepted in order to obtain a business relationship or that will affect the performance or non-performance of any Employee.

3.	PROCEDURES

Employees are required to enter all entertainment and gifts (given and received) through Compliance11, which tracks the giving and receiving of gifts and entertainment. The CCO will review all gifts reported. Specific questions regarding the entry of such information in Compliance11 should be addressed to the CCO.

a.	Gifts and Entertainment, other than “Ordinary and Usual Business Entertainment[3]”

(i) Receiving

The receiving of any gifts or entertainment (e.g. tickets to a sporting event or similar event, iPod, gift certificate, etc.) in connection with Kenmar’s business from any person other than another Employee must be reported through Compliance11. The CCO and/or the COO will determine whether any gift or entertainment must be declined or returned.

(ii) Giving

Before providing any gifts or gratuities to any person regardless of value or providing entertainment other than “ordinary and usual business entertainment”, prior approval must be requested of the CCO who will determine whether the Employee will be permitted to provide the gift or entertainment. A request for approval is sent to the CCO through Compliance11 detailing the individual and firm to whom the gift will be sent, the purpose of the gift and the amount of the gift.

3“Ordinary and Usual Business Entertainment” includes meals or events of similar nature and purpose, as well as any transportation and/or lodging that accompanies the entertainment. Kenmar has excluded from the definition of “Ordinary and Usual Business Entertainment” tickets to sporting events and greens fees.

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Once the gift is purchased, the requisite information must be submitted to Kenmar’s CFO or Corporate Controller by sending an email, as part of the reimbursement process.

b.	“Ordinary and Usual Business Entertainment”

Prior approval for “ordinary and usual business entertainment” (such as dinner at steak house, take-out at a broker meeting, etc.) is not required. However, because KSEC must maintain detailed records of business entertainment expenses and may be required to make such information available to other firms in respect of its employees upon written request, all “ordinary and usual business entertainment” must be reported through Compliance11 or the Concur Expense System as appropriate and must be accompanied by receipts.

c.	Broker Conferences (and Similar Events)

Every Employee must obtain prior written approval before attending and/or speaking at any conferences or similar events sponsored by brokers and similar entities with which Kenmar does business (for example, managers or administrators).

An Employee must obtain prior approval from the CCO for airfare and hotel expenses that are paid for or provided by a financial institution. This can be done by submitting a “BROKER SEMINAR & WHOLESALER FUNDING APPROVAL AND REPORTING” Form at least five (5) business days in advance of an event. See Appendix C.

d.	Gift and Entertainment Log

Kenmar will maintain a log of all gifts and entertainment given or received by Employees through Compliance11. Periodically, the CCO and/or his designee shall review the log to ensure that gifts and entertainment are neither so frequent nor so extensive as to raise any question of propriety.

B.	Wholesaler Funding of Client Educational Events

1.	GENERAL

As a general requirement, in order for Kenmar to contribute to a client educational event, there must be a clear business purpose.

A representative from Kenmar is required to attend the event and Kenmar will make payment to a service provider (example, the restaurant hosting the event) and will not make direct payment to the broker-dealer and/or advisor. However, if a broker-dealer requires (or requests) payment made directly to it because its policies so require, an exception to Kenmar’s payment procedures shall be approved in advance by the CCO.

2.	PROCEDURES

Before Kenmar agrees to make a financial contribution to an event, the contribution must be approved by the CCO. Approval shall be requested and documented on a “BROKER SEMINAR & WHOLESALER FUNDING APPROVAL AND REPORTING” Form at least five (5) business days in advance of an event.

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Additionally, in the case of KSEC, associated persons are required to obtain the broker dealer’s approval simultaneously with submitting the “BROKER SEMINAR & WHOLESALER FUNDING APPROVAL AND REPORTING”. The CCO may, in its discretion, approve the wholesaler contribution as an exception to procedures.

C.	Other

1.	BROKER-DEALER

The procedures and limitations discussed above are Kenmar’s procedures and limitations. Broker-dealers and other firms with which Kenmar does business may have different and, in some cases, more conservative policies and procedures. You must review these policies and procedures and follow the respective procedures to avoid violations.

2.	CLIENT COMPLAINTS

Employees may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the CCO.

3.	ERISA AND SIMILAR CONSIDERATIONS

ERISA and similar state and federal laws pertaining to employee benefit plans, governmental plans and similar entities prohibit or restrict the acceptance of fees, kickbacks, gifts, loans, money, and anything of value that are given with the intent (or deemed intent) of influencing decision-making with respect to any such plan or entity. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and therefore unlawful under ERISA and similar laws. Many public employee benefit plans are subject to such similar restrictions. Employees should never offer gifts, entertainment, or other favors for the purpose of influencing such client or prospective client decision-making.

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VII.	OUTSIDE BUSINESS ACTIVITIES

Summary: Kenmar and its Employees should devote their professional attention to Client interests above their own and those of other organizations. Accordingly, Employees may not engage in any outside business activities without the prior written consent of the CCO. Information regarding an Employee’s outside business activities must be provided to Kenmar at or prior to the time the Employee becomes an Employee of Kenmar and, thereafter, when an Employee intends to undertake a new business activity.

A.	General

Kenmar and its Employees should devote their professional attention to Client interests above their own and those of other organizations. Accordingly, Employees may not engage in any of the following outside business activities without the prior written consent of the CCO and the COO:

•	Serving as a director or officer in any entity[4];

•	Exercising discretion or accepting “power of attorney” over any account maintained at any brokerage firm;

•	Participating in an investment club;

•	Serving as an expert witness in any legal proceeding or arbitration;

•	Accepting appointments as a trustee, administrator, executor (except for immediate family members) or to a committee or organization that will cause a conflict of interest or require a substantial amount of time;

•	Teaching, public speaking, broadcasting, or writing (this includes seminars, sales meetings, brochures and any form of advertising products, services or companies);

•	Beginning employment in any business or engaging in any outside activity for compensation other than Kenmar (this includes activities as a partner, sole proprietor, associated person or independent contractor);

•	Obtaining or maintaining a license in real estate, insurance, commodities or as an investment adviser;

•	Using Kenmar’s name, property or facilities for any personal or outside activity (such as civic and charitable events), including using Kenmar stationery or facilities for any purpose not related to Kenmar’s business;

•	Arranging financing for any person, group or company;

•	Serving as general partner, managing member or in similar capacity with limited or general partnerships, limited liability companies or private funds (other than private funds managed by Kenmar or its affiliates); or

•	Having any direct or indirect financial interest or investment in any dealer, broker or other current or prospective supplier of goods or services to Kenmar from which the Employee might benefit or appear to benefit materially.

4 Authorization for board service generally requires that Kenmar not hold or purchase any securities of the company on whose board the Employee sits.

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B.	Procedures

1.	NOTIFICATION AND CONSENT

Prior to undertaking any of the activities listed above, an Employee must obtain prior written consent from the CCO or his/her designee. The Employee must inform the CCO of the details of the proposed business activity, the Employee’s role and whether any compensation will be received. The CCO may impose conditions to be complied with by the Employee.

Employees submit a request to disclose a new outside business activity for review through Compliance11 by creating an Outside Business Disclosure.

2.	NEW EMPLOYEES

Information regarding an Employee’s outside business activities must be provided to Kenmar at or prior to the time the Employee becomes an Employee of Kenmar. Initial disclosure of outside business activities must be submitted through Compliance11. See Appendix B.

3.	ANNUAL CERTIFICATION

Each Employee will certify his/her outside business activities at least annually. Annual certifications will be completed through the annual affirmation process distributed through Compliance11. See Appendix B.

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VIII.	PAY TO PLAY

Summary: SEC Rule 206(4)-5 is designed to prevent political contributions to elected officials by advisers and their Covered Associates for the purpose of improperly influencing decisions of public pension funds and other government entities, commonly referred to as “pay to play practices.”

SEC Rule 206(4)-5 prohibits: (1) an investment adviser from receiving any payments from a government entity for two years after the adviser or a covered associate makes a political contribution (above a de minimis threshold) to a government official or candidate who could influence the awarding of advisory business; (2) soliciting or coordinating contributions for officials of a potential or current government client or for a political party in the state or locality where the adviser provides or wishes to provide services; and (3) paying a third party to solicit government clients unless such third party is a registered broker-dealer or investment adviser.

A.	General

SEC Rule 206(4)-5 narrowly limits political contributions by both advisers and their Covered Associates who may provide services to public funds by imposing the following new restrictions on investment advisers and their Covered Associates:

•	An investment adviser or any Covered Associate who makes a political contribution to a state or local government entity’s elected official, or a candidate for the office, in a position to directly or indirectly influence the selection of the investment adviser or the ability to appoint any person who, directly or indirectly could influence the hiring of an adviser[5], is barred for two years from providing advisory services for compensation, either directly or through a fund, to such government entity (“two-year time out”);

Note: The donation of a Covered Associate’s time may be considered a contribution subject to this policy if, among other things, the volunteer activity occurred during work hours and for which the Covered Associate was paid by Kenmar, or the Covered Associate used Kenmar’s resources office space, telephones, copiers, email systems, etc.

•	An investment adviser may not ask another person or political action committee to make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of the adviser, or make a payment to a political party of the state or locality where the adviser is seeking to provide advisory services to the government; and

•	An investment adviser or any Covered Associate may not pay a third party to solicit a government client on behalf of the investment adviser, unless that third party is an SEC-registered investment adviser or broker-dealer subject to similar “pay to play” restrictions.

Failure to comply with the Rule 206(4)-5 will result in harsh penalties to Kenmar, including the loss of advisory fees or foreclosed business opportunities. If you have any questions regarding the pay to play practices, please contact the CCO.

5 For example, a contribution to a governor of a state may prohibit Kenmar from doing business with a public pension fund that is subject to oversight by a board with a member appointed by the governor.

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B.	Covered Associates

The CCO will create and maintain a list of Kenmar’s Covered Associates subject to SEC Rule 206(4)-5. A list of Covered Associates can be found at Appendix E. The Chief Financial Officer will maintain the following information for each Covered Associate: name(s), title(s), and residence and business addresses.

C.	Exceptions

1.	DE MINIMIS EXCEPTIONS FOR COVERED ASSOCIATES

Rule 206(4)-5 allows a Covered Associate to make contributions of up to:

•	$350, per election, to a candidate or elected official for whom the Covered Associate is entitled to vote, and

•	$150, per election, to a candidate or elected official for whom the Covered Associate is not entitled to vote, without triggering the two-year time out.

These exceptions are only available for an individual Covered Associate’s contributions, not those of Kenmar itself.

2.	NEW EMPLOYEES

If Kenmar hires a new employee who is a Covered Associate, any contributions made by such person during the prior two years will be attributed to Kenmar. Similarly, if an employee within Kenmar is promoted and becomes a Covered Associate, any contributions made by such employee during the prior two years will be attributed to Kenmar.

Kenmar is only required to “look back” at a new employee’s contributions for a period of six months prior to the date of employment, unless the individual solicits government entities on behalf of Kenmar in which case the look back is two years from the date of employment.

Note: If a current Employee is promoted to a position that makes them a Covered Associate, the look back provisions are the same as for new employees.

3.	RETURNED CONTRIBUTIONS

Kenmar has a limited opportunity to cure the effects of an inadvertent contribution by a Covered Associate to an official or candidate provided that:

•	The contribution does not exceed $350 per official or candidate, per election;

•	Kenmar discovers the contribution within four (4) months of the date of such contributions; and

•	The contributions are returned within 60 days after Kenmar learns of the contributions.

Note: Rule 206(4)-5 limits Kenmar’s reliance on this exception to no more than three times (to the extent it has more than 50 employees as reported on its Form ADV) or two times (to the extent it has 50 or fewer employees as reported on its Form ADV) per 12-month period, and no more than one time for each Covered Associate no matter the time period.

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4.	EXEMPTIVE RELIEF

If Kenmar discovers an impermissible contribution, Rule 206(4)-5 grants the SEC broader exemptive relief on a case-by-case basis provided Kenmar can prove that (a) there were adequate compliance procedures in place, and (b) Kenmar took all available steps to cause the return of the contribution. Pending the outcome of the request for exemptive relief, Kenmar may continue to offer advisory services provided it places the fees collected in an escrow account.

D.	Procedures

1.	GOVERNMENT ENTITIES

Effective September 13, 2010, the CCO or his/her designee will create and maintain a list of all state or local government entities to which Kenmar directly, or indirectly through an investment pool, provides advisory services.

It is suggested that members of Kenmar’s Business Development consult with the CCO before soliciting new government entities to determine if there have been any political contributions by Covered Associates that would preclude Kenmar from collecting advisory fees.

Prior to accepting an investment from a state or local government entity (whether directly or through an investment pool), including a pension or other benefit plan for employees of any such governmental unit, the CCO will check Kenmar’s records to determine whether any political contributions were made to an entity’s elected official, or a candidate for the office, in a position to directly or indirectly influence the selection of the investment adviser or the ability to appoint any person who, directly or indirectly could influence the hiring of an adviser and if one has been made, the CCO will promptly inform Kenmar’s senior management.

Prior to any compensation being paid to Kenmar as an investment adviser or to a third-party solicitor, the Director of Fund Administration and/or the Chief Financial Officer, as appropriate, will secure the approval of the Legal/Compliance Department. (Note: The Legal/Compliance Department is solely reviewing the status of the payee and are not approving or declining the amount payable.)

2.	PREAPPROVAL OF CONTRIBUTIONS TO GOVERNMENT OFFICIAL OR CANDIDATES,

A Covered Associate seeking to make a contribution to any government official or candidate for office6 must obtain prior written approval from the CCO.

Any requests for pre-approval of political contributions will be treated as political contributions that have been made for the purpose of compliance with Kenmar’s policies and procedures herein, unless the Covered Associate informs the CCO or his/her designee that he/she has decided to not make the contribution.

3.	REPORTING OF POLITICAL CONTRIBUTIONS

All Employees, including Covered Associates, are required at least quarterly to report all political contributions to U.S. state or local government official or any candidate for office through Compliance11 and will include the following information:

•	Name and title of each Covered Associate;

6 While the focus of the Rule is primarily on state and local entities, contributions to the campaign of a candidate for federal office also are included if such candidate currently is an official of a state or local government entity.

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•	Name and title (including any city, county, state or other political subdivision) of each recipient; and,

•	Dates and amounts of each contribution or payment.

When reviewing reported political contributions, the CCO or his/her designee will indicate whether such Employee is a Covered Associate and, if so, whether (i) a contribution was pre-approved, (ii) whether such contribution complied with the de minimis exception, (iii) whether a contribution was in excess of the de minimis exception, and (iv) a contribution is subject to Rule 206(4)-5’s returned contributions exception.

4.	BAN ON USING THIRD PARTIES TO SOLICIT

Effective September 13, 2011, Kenmar shall not pay, directly or indirectly, a solicitor for a government entity (for an investment pool or as a direct advisory client) unless such solicitor is subject by SEC rule or order to “pay to play” rules substantially equivalent to Rule 206(5)-5.

The CCO will maintain a list of the names and business addresses of every firm or individual to whom Kenmar, directly or indirectly, agrees to provide or provides compensation for soliciting a government entity for advisory services on its behalf and determine if these entities are appropriately regulated entities (i.e., any other adviser or broker-dealer).

The CCO shall evaluate the regulatory status of such solicitor monthly prior to Kenmar agreeing to pay or paying such solicitor.

E.	Recordkeeping

Kenmar will maintain its records under these policies and procedures for at least five (5) years from the end of the fiscal year during which the last entry was made on such record.

F.	Violations of this Policy

Employees who violate this policy may be subject to sanctions, up to and including termination and civil legal action.

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IX.	FOREIGN CORRUPT PRACTICES ACT

Summary: The Foreign Corrupt Practices Act prohibits Employees from giving or offering money or anything of value to any foreign government official, political party official or candidate for political office for the purpose of influencing any act or decision of these individuals in their official capacity in order to help Kenmar obtain or retain business.

The Foreign Corrupt Practices Act (“FCPA”) prohibits Employees (or agents of Kenmar) from giving or offering money or anything of value, directly or indirectly to any foreign government official, political party official or candidate for political office for the purpose of influencing any act or decision of these individuals in their official capacity in order to help Kenmar obtain or retain business or to direct business to any particular person or company.

“Indirect payments” include any transfer of funds, property or service to another organization or individual where the person making the transfer knows or has reason to know that some or all of that transfer is for the benefit of an individual to whom direct payments are prohibited. The use of intermediaries for the payment of bribes is expressly prohibited.

A”government official” is any officer or employee of a government or any department, agency or instrumentality thereof or any person, acting in an official capacity for or on behalf of such government, department, agency or instrumentality. Officials of government-owned corporations are considered to be government officials.

There are a few limited situations in which Kenmar may make payments to or for the benefit of foreign government officials provided that such payments are made in good faith and not to influence their official acts, or to obtain or retain business, or otherwise evade the prohibitions of the FCPA. Pre-approval of the CCO for such payments is required.

An Employee, who is aware of an improper payment to a foreign governmental official, or any other violation or apparent violation of the FCPA, should immediately report such violation or suspected or apparent violation to the CCO.

If you have any questions regarding the FCPA, please contact the CCO.

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X.	CONFIDENTIALITY

Summary: All Employees will be required to sign a Confidentiality and Non-Solicitation Agreement upon hire, an Acknowledgement and Reaffirmation of Confidentiality and Non-Solicitation Agreement annually and an acknowledgement that they have read and understand Kenmar’s Privacy Policies and Procedures.

During the course of employment with Kenmar, an Employee may be exposed to or acquire Confidential Information. See Section III.A.3 above for the complete definition.

No Employee may directly or indirectly use, disclose, copy, furnish or make accessible to any other person any Confidential Information and each Employee will assist in carefully safeguarding Confidential Information.

All originals and copies of Confidential Information are the sole property of Kenmar. Upon the termination of employment for any reason, or upon the request of Kenmar at any time, each Employee will promptly deliver to Kenmar all Confidential Information, in whatever form, that may be in his/her possession and/or under his/her control. During employment with Kenmar and at all times thereafter, no Employee will remove or cause to be removed from the premises of Kenmar any of the foregoing property, except in furtherance of his or her duties as an Employee of Kenmar.

All Employees will be required to sign a Confidentiality and Non-Solicitation Agreement upon hire, an Acknowledgement and Reaffirmation of Confidentiality and Non-Solicitation Agreement annually and an acknowledgement that they have read and understand Kenmar’s Privacy Policies and Procedures.

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XI.	BAD ACTOR RULE

Summary: The Bad Actor Rule prohibits Kenmar from employing or working with persons who are convicted of certain criminal, regulatory or court orders or other disqualifying events. All Kenmar Employees are subject to reporting any activity which may be considered a disqualifying event immediately.

In 2013, the SEC adopted certain bad actors provisions to Rule 506 of Regulation D under the Securities Act of 1933 (the “Bad Actor Rule”). Under these provisions, it is necessary to ascertain that Kenmar’s officers, directors, employees and shareholders (holding a 20% or more interest in any Kenmar fund) have not been convicted of certain criminal, regulatory or court order or other disqualifying events, as delineated in the Bad Actor Rule.

Kenmar complies with the Bad Actor Rule in several ways. First, all Kenmar officers, directors and employees are required to undergo a detailed background check prior to commencing in their positions to ascertain that they do not have any disqualifying events in their background. Second, on an annual basis, all Kenmar officers, directors and employees must make an attestation to this effect on Compliance 11. Kenmar officers, directors and Employees should be aware that should they be found to have a disqualifying event, they may be immediately terminated.

Should an Employee become aware of any event or other activity that might in any way be determined to be a disqualifying event, the Employee should immediately contact the CCO to determine the appropriate action.

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APPENDIX A

DESIGNATION OF CHIEF COMPLIANCE OFFICER AND OTHER RESPONSIBLE PERSONS

Regulated entities	CCO	Other responsible persons
KGIM Kenmar Preferred CLariTy	David Spohr Tel# 914-307-7040 dspohr@kenmarolympia.com	Chief Operating Officer:
Esther E. Goodman

Chief Financial Officer:
Johannes Van Eek
Tel# 914-307-7761
jovaneek@olympiagroup.com

Corporate Controller:
Lori Walker
Tel# 914-307-7031
lori@kenmarolympia.com
KSEC	Esther E. Goodman Tel# 914-307-7007 esther@kenmarolympia.com	Chief Operating Officer, Chief Executive Officer: Esther E. Goodman Financial Operation: Lori Walker

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APPENDIX B

INSTRUCTIONS REGARDING THE USE OF COMPLIANCE11
FOR COMPLIANCE FUNCTIONS DISCUSSED IN THE CODE

Initial Investment Reports

Initial Reports are submitted through Compliance11 by logging in and responding to the Compliance11 affirmation entitled “Personal Securities Accounts.”

A new Employee will need to add all accounts by clicking “NEW” and entering the account information.

Annual Investment Reports

Annual Reports will be completed through the annual affirmation process distributed through Compliance11 and more particularly, via Compliance11 affirmation entitled “Personal Securities Accounts”.

You will be asked to “REVIEW EXISTING” brokerage accounts listed in Compliance11.

1.	For any pre-loaded accounts, you must click the “REVIEW” button.

•	If you need to correct information on the pre-loaded accounts, you will click “EDIT”.

•	If you closed an account during the year, you click “WITHDRAW” and state the reason in the box provided (E.g., transferred account to Schwab).

•	If the information is correct and complete, you click “CLOSE”.

2.	If you need to add an account that is not listed, click “NEW” and enter the requested information.

Tip: If you hold equity securities directly from the issuer, you will need to create a NEW Brokerage Account entitled Stock Certificates or Private Placement, respectively, and enter all of the relevant information.

3.	Once you have reviewed your account the Green Check appears in the Reviewed by Column.

Once all information has been reviewed and corrected, if needed, please click “AFFIRM NOW.”

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Annual Holdings Review

Annually you will be required to review existing holdings in your various brokerage accounts or any investments that you hold directly via the Compliance11 affirmation entitled, “Code Compliance: Holdings”.

Please click “Disclose”, it will auto populate with the answer, “No holdings” or it will list those holdings that are being electronically feed from a Designated Brokerage Firm into Compliance11. If you do not have any holdings, you can certify to the same by clicking “SUBMIT.” If you need to add additional holdings, that is, holdings (including mutual funds, 529 plans, etc.) held at non-designated firms or investments held directly with the issuer, please enter each holding.

•	If you already have holdings listed, you will do this by clicking “Edit Holdings” and then clicking “New”. You will then be prompted to enter the requisite information. (Note: The price per unit does NOT need to be entered).

•	If you do not have any holdings already listed, you will do this by clicking “New”. You will then be prompted to enter the requisite information.

(Note: The price per unit does NOT need to be entered).

Tips:

✓      You must create the any new brokerage accounts under the Initial or Annual Securities Report before you are able to enter holdings held in those accounts.

✓ Similarly, if you hold investments directly and not through a brokerage account, please create a new “dummy” brokerage account named Stock Certificates or Private Placement, respectively.

New Accounts Opened During the Year

Further, if you open a new account during the year, you will need to notify the Legal/Compliance Department by creating a Personal Securities Accounts Disclosure.

Go to Compliance11 Home Page, choose “Create a Disclosure.”

Choose “Personal Securities Account” from the drop down menu.

Enter the requested information click “SUBMIT.”

All new accounts should be reported via Compliance11 within two (2) business days.

Existing Accounts Closed During the Year

If you close an account during the year, please send an email to the CCO indicating which account is being closed and provide a brief explanation (e.g. transferred holding to Schwab account, liquidated assets, etc.).

Pre-Clearance Requests

Pre-clearance for an IPO or private placement needs to be submitted through Compliance11.

Go to the Compliance11 Home Page, choose “Create a Pre-Clearance.”

Enter the required information and click “SUBMIT.”

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Outside Business Activity Disclosure

Initial disclosure of outside business activities needs to be submitted through Compliance11 by creating an Outside Business Disclosure.

Go to the Compliance11 Home Page, choose “Create a Disclosure.”

Choose “Outside Business.” Enter the requested information and click “SUBMIT”.

Each Employee will certify his/her outside business activities at least annually. Annual certifications will be completed through the annual affirmation process distributed through Compliance11. You will be asked to confirm the outside business activities listed in Compliance11. If there are additional ones not listed, you will need to add a “NEW” one.

Private Investments

Initial disclosure of Private Investments needs to be submitted through Compliance11 by creating a Private Investment Disclosure.

Go to the Compliance11 Home Page, choose “Create a Disclosure.”

Choose “Private Investments.” Enter the requested information and click “SUBMIT”.

Submitting a gift request

Under Quick Links on your Home page, click Create a gift request.

Enter details of the gift or entertainment on the next screen and click “SUBMIT”.

Your request will be automatically routed to Compliance for review.

Check the My Gift Requests page for the approval status.

Pending Approval: You will be notified via email if your request has been approved, denied, or if
Compliance requires additional information from you.

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APPENDIX C

BROKER SEMINAR & WHOLESALER FUNDING

APPROVAL AND REPORTING FORM

**This form should be submitted at least five (5) business days in advance of an event**

Approval must be obtained PRIOR to an event.

Failure to secure appropriate approvals may result in immediate dismissal

Indicate the type of event:

☐ Broker/Client Educational Seminar	☐ Sporting Event
☐ Broker Seminar	☐ Other: ______________________

Name of Recipient(s) and Financial Institution affiliation:

________________________________________________________________________________

________________________________________________________________________________

Kenmar attendees: _________________________________________________________________

Description of gift/event // Business Purpose: ____________________________________________

________________________________________________________________________________

Date of the event: _____________________________________________________

Location: __________________________________________

Estimated Cost: ____________________________________

(Copies of Receipts must be submitted through the Concur T&E System for reimbursement)

If wholesaler funding, state to whom money will be paid, if other than
BD:_____________________________

If presentation materials are needed, please indicate what is needed, the amount and how they should be provided:

_________________________________________________________________________________

Acknowledgement:

__________ Both the recipient and I will be present at the event and there is a legitimate business purpose (initials) for the entertainment/event.

__________ I reviewed the Broker dealer’s cash/non-cash compensation rules and (initials) this event falls within those parameters.

Request submitted by: ______________________________ Date: _____________________

Broker Dealer Approval: Name of Firm: ____________________________________________

Name of Person Approving: ____________________________________________________

Signature and Date: __________________________________________________________

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Kenmar Approvals: CCO:______________________________________________________

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APPENDIX D

DESIGNATED BROKERAGE FIRMS

AS OF DECEMBER 2013

Charles Schwab

E*Trade

Interactive Brokers

Merrill Lynch

Fidelity

TD Ameritrade

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APPENDIX E

KENMAR’S COVERED ASSOCIATES

AS OF DECEMBER, 2013

EXECUTIVE DEPARTMENT

Kenneth A. Shewer

Marc Goodman

Esther A. Goodman

LEGAL & COMPLIANCE DEPARTMENTS

David Spohr

Jane Shahmanesh

Saleemah Ahamed

GLOBAL BUSINESS DEVELOPMENT

Hudnall Ware

Justin Lofaro

Bill Santos

Matt Root

RESEARCH

Joanne Rosenthal

Melissa Cohn

Peter Fell

James Purnell

INFORMATION TECHNOLOGY

Frank Coloccia

FUND ADMINISTRATION

David Spohr

CORPORATE FINANCE

Johannes Van Eek

Lori Walker

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